EXHIBIT 10(iii)(r)

                              AMENDMENT NUMBER ONE
                                     TO THE
                     OVERSEAS SHIPHOLDING GROUP, INC. BASIC
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2002

            WHEREAS, Overseas Shipholding Group, Inc. (the "Company") maintains the Overseas Shipholding Group, Inc. Basic Supplemental Executive Retirement Plan (the "Plan"); and

            WHEREAS, the Board of Directors of the Company (the "Board") and the Compensation Committee of the Board each have the authority to amend the Plan at any time.

            NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2003, as follows:

      1. Section 6 of the Plan is hereby amended in its entirety to read as follows:

            6. Claims Procedure.

            (a) Any claim by a Participant or former Participant or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee for such purpose. The Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit. If a Claimant is denied benefits under the Plan, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the Committee receives the claim, provided that in the event of special circumstances such period may be extended. The ninety (90) day period may be extended up to ninety (90) days (for a total of one hundred eighty (180) days).

            If the initial ninety (90) day period is extended, the Committee shall notify the Claimant in writing within ninety (90) days of receipt of the claim. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim. If the extension is required due to the Claimant's failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee's request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

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            If the claim is wholly or partially denied, the notice to the
            Claimant shall set forth:

                        (i) The specific reason or reasons for the denial;

                        (ii) Specific reference to pertinent Plan provisions
            upon which the denial is based;

                        (iii) A description of any additional material or
            information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

                        (iv) Appropriate information as to the steps to be taken
            and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

                        (v) A statement of the Claimant's right to bring a civil
            action under Section 502(a) of ERISA following an adverse determination on review.

                        (b) If the claim has been wholly or partially denied,
            the Claimant may submit the claim for review by the Committee. Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied. The Claimant or his duly authorized representative may:

                        (i) Upon request and free of charge, be provided with
            reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant's claim; and

                        (ii) Submit written comments, documents, records, and
            other information relating to the claim. The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

                  (c) The decision of the Committee shall be made within sixty
            (60) days after receipt of the Claimant's request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension. In the event of special circumstances, the sixty (60) day period may be extended for a period of up to one hundred twenty (120) days.

            If the initial sixty (60) day period is extended, the Committee shall, within sixty (60) days of receipt of the claim for review, notify the Claimant in writing. The written notice of extension shall indicate the special


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            circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim upon review. If the extension is required due to the Claimant's failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Plan's request for information, or (ii) expiration of the forty-five
            (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.

            The Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend. If a hearing is held, the Claimant shall be entitled to be represented by counsel.

                  (d) The Committee's decision upon review on the Claimant's claim shall be communicated to the Claimant in writing. If the claim upon review is denied, the notice to the Claimant shall set forth:

                        (i) The specific reason or reasons for the decision,
            with references to the specific Plan provisions on which the determination is based;

                        (ii) A statement that the Claimant is entitled to
            receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

                        (iii) A statement of the Claimant's right to bring a
            civil action under Section 502(a) of ERISA.

                  (e) The Committee shall have the full power and authority to interpret, construe and administer this Plan in its sole discretion based on the provisions of the Plan and to decide any questions and settle all controversies that may arise in connection with the Plan. Both the Committee's and the Board's interpretations and construction thereof, and actions thereunder, made in the sole discretion of the Committee and the Board, including any valuation of the Supplemental Plus Benefit, any determination under this
            Section 6, or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons for all persons. No member of the Board or Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

                  (f) The claims procedures set forth in this section are
            intended to comply with United States Department of Labor Regulation ss. 2560.503-1 and should be construed in accordance with such regulation. In no event


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            shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation ss. 2560.503-1. The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.

            IN WITNESS WHEREOF, the Compensation Committee of the Board has caused this Amendment to be executed this 4th day of February, 2003.

                                      OVERSEAS SHIPHOLDING GROUP, INC.


                                      By: s/ ROBERT N. COWEN
                                          -----------------------------------
                                          Robert N. Cowen, Senior Vice President
                                          and Chief Operating Officer


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